UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2004

   INLAND REAL ESTATE CORPORATION
 (Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	0-28382 (Commission File Number)	36-3953261 (IRS Employer Incorporation)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant's Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  Other Events and Regulation FD Disclosure

On April 26, 2004, we issued a press release which announced that the Company’s board of directors made changes to the board and also appointed a chief operating officer.  Also on April 26, 2004, we issued a press release which announced that the Company has engaged Wachovia Securities and Banc of America to advise the Company on its upcoming listing on the New York Stock Exchange.  A copy of these press releases are attached to this current report on Form 8-K as Exhibit 99.1 and 99.2, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 26, 2004

INLAND REAL ESTATE CORPORATION

By:	/s/ Robert D. Parks
Robert D. Parks
Chairman of the Board, President and Chief Executive Officer

exhibit index

99.1     Press Release

99.2     Press Release